Exhibit 99.2

Adeona Pharmaceuticals to Host Webcast Today at 2pm ET, April 9th

Ann Arbor, Michigan, April 9, 2009 -- Adeona Pharmaceuticals, Inc. (AMEX: AEN), a specialty pharmaceutical company dedicated to the awareness, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature population, today announced that it will be hosting a webcast and teleconference at 2pm ET today, Thursday April 9th.

Steve H. Kanzer, CPA, JD, Chairman and CEO of Adeona, will present an audio/visual presentation regarding some of Adeona’s near-term and intermediate product plans and goals.

Participants my view the audio/visual presentation by either pasting the following link into their browser, http://www.visualwebcaster.com/event.asp?id=57743 or by following the link to be posted on Adeona’s website at www.adeonapharma.com.  United States participants wishing to join the call telephonically may dial toll free 877-795-3599 (719-325-4807 for international participants) and enter the passcode 3025154 which will provide audio only.

A recording of the audio/visual webcast will be maintained on the Company’s website for at least 30 days following the webcast.

About Adeona Pharmaceuticals, Inc.

Adeona Pharmaceuticals, Inc. (AMEX: AEN) is a specialty pharmaceutical company dedicated to the awareness, prevention and treatment of subclinical zinc deficiency and chronic copper toxicity in the mature population. Adeona believes that such conditions may contribute to the progression of debilitating degenerative diseases, including, dry age-related macular degeneration (dry AMD), Alzheimer’s disease (AD) and mild cognitive impairment (MCI) in susceptible persons.  Adeona is also developing a number of late-stage clinical drug candidates for the treatment of rheumatoid arthritis and multiple sclerosis. For further information, please visit, www.adeonapharma.com.

This release includes forward-looking statements on Adeona's current expectations and projections about future events.  In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding designing additional clinical trials for oral dnaJP1, Zinthionein, flupirtine, or Trimesta. Adeona is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure of Adeona's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, regulatory limitations relating to the company’s ability to promote or commercialize its products for awareness, prevention, diagnosis or treatment of subclinical zinc deficiency and chronic copper toxicity, a lack of acceptance of Adeona's product candidates in the marketplace, a failure of the company to become or remain profitable, that we will continue to meet the continued listing requirements of the American Stock Exchange (which unlike other exchanges does not require us to maintain any minimum bid price with respect our stock but does require us to maintain a minimum of $4 million in stockholders’ equity during the current year, for example), our inability to obtain the capital necessary to fund the company's research and development activities, a loss of any of the company's key scientists or management personnel, and other factors described in Adeona’s report on Form 10-K for the year ended December 31, 2008 and any other filings with the SEC.  No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For Further Information Contact:

Steve H. Kanzer, CPA, JD
Chairman and CEO
(734) 332-7800 x39